EXHIBIT 32.1

PDS GAMING CORPORATION
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Quarterly Report of PDS Gaming Corporation (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Johan P. Finley, Chief Executive Officer and Chairman of the Company, and Peter D. Cleary, President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that:

1.      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Johan P. Finley	Dated:	August 13, 2004
Johan P. Finley
Title:	Chairman and Chief Executive Officer
By:	/s/ Peter D. Cleary	Dated:	August 13, 2004
Peter D. Cleary
Title:	President, Treasurer and Chief Financial Officer

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.